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                                                                   EXHIBIT 10.16




                 ASSURANT APPRECIATION INCENTIVE RIGHTS PLAN
              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2004)

      The Assurant Appreciation Incentive Rights Plan (the "Plan") is hereby amended and restated by Assurant, Inc. (the "Corporation") effective as of January 1, 2004.

                                    ARTICLE 1
                                     PURPOSE

      1.1 GENERAL. The Plan is intended to enhance the value, of Assurant, Inc. and its subsidiaries by linking the financial interests of its eligible employees to those of Corporation shareholders and by providing its eligible employees with an incentive for outstanding performance. The Plan is further intended to assist the Corporation in motivating, attracting, and retaining the services of employees upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. The Plan addresses these objectives by providing eligible employees of the Corporation and its operating subsidiaries with the opportunity to receive long term incentive compensation based on the appreciation in value of Assurant, Inc. as well as the appreciation in value of the Business Units with which the eligible employee is affiliated.

      The Plan was initially adopted effective January 1, 1999. At the time it was adopted, the stock of Fortis, Inc., the predecessor sponsor of the Plan, was not publicly traded. The prior Plan provided for the issuance of Fortis, Inc. Appreciation Incentive Rights and Business Unit Appreciation Incentive Rights. Prior to this restatement, the value of Appreciation Incentive Rights in both Fortis, Inc. and its Business Units was determined by the Plan Committee with assistance from the Appraiser as of each Valuation Date.

      Fortis, Inc. intends to engage in transactions whereby (i) Fortis, Inc. will merge into Assurant, Inc., which is currently an indirect, wholly-owned subsidiary of Fortis, Inc., and, as a result, Assurant, Inc. will succeed to the business, operations, and obligations of Fortis, Inc. and will become the sponsor of this Plan; and (ii) an initial public offering (the "IPO") of Assurant, Inc. common stock.

      This amendment and restatement shall be effective as of January 1, 2004. As soon as possible following a special valuation of Assurant, Inc. described in
Section 8.1 of the Plan, and prior to the closing of the IPO, the Fortis, Inc. Appreciation Incentive Rights that were granted prior to January 1, 2004, will be cashed out and cancelled, as described in Article 8 of this Plan, participants will be granted replacement Assurant, Inc. Appreciation Incentive Rights, and the measurement value of the Assurant, Inc. Appreciation Incentive Rights will be established not by the Committee, but by reference to the trading value of common stock of Assurant, Inc. There will be no change in the number or measurement value of the Business Unit Appreciation Incentive Rights solely as a result of this restatement of the Plan or the IPO, and the measurement value of the Business Units Appreciation Incentive Rights will continue to be determined by the Committee with assistance from the Appraiser as described herein.
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                                    ARTICLE 2
                                   DEFINITIONS

      2.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

            (a) "Appraiser" shall mean an independent third party appraiser selected by the Committee from time to time to assist the Committee in establishing the value of the Corporation (prior to the IPO) and the Business Units as of each Valuation Date.

            (b) "Assurant, Inc. Appreciation Incentive Right" shall mean a right granted to a Participant under Section 5.1 to receive the increase in the Fair Market Value of one (1) Share of Stock in Assurant, Inc. from the effective date of the grant of such Right to the date of exercise of such Right.

            (c) "Assurant, Inc. Officer" shall mean the Chief Executive Officer of the Corporation and any other officers of the Corporation who are designated by the Committee for participation in the Plan.

            (d) "Award" means a grant to a Participant of Assurant, Inc. Appreciation Incentive Rights, Business Unit Appreciation Incentive Rights, and/or Fortis, Inc. Appreciation Incentive Rights (prior to the
      IPO).

            (e) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

            (f) "Board" means the Board of Directors of the Corporation.

            (g) "Business Unit" shall mean each direct or indirect subsidiary of the Corporation which is designated by the Committee as eligible for participation in the Plan. As of the Effective Date, the Business Units are listed on Appendix A to the Plan.

            (h) "Business Unit Appreciation Incentive Right" shall mean a right granted to a Participant under Section 5.1 to receive a designated increase in the Entity Value of the applicable Business Unit from the date of the Award of such Right to the date of exercise of such Right.

            (i) "Business Unit Executive" shall mean each President of a Business Unit and each other executive employee of a Business Unit who is designated by the Committee for participation in the Plan.

            (j) "Change in Control of Corporation" means and includes each of the following:

                  (i) individuals who, on the Effective Date, constitute the
            Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on


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            the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any "Person" (such term for purposes of this definition being as defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

                  (ii) any Person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of either
            (A) 30% or more of the then-outstanding shares of common stock of the Company ("Company Common Stock") or (B) securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of directors (the "Company Voting Securities"); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in Control: (v) an acquisition directly from the Company, (w) an acquisition by the Company or a Subsidiary of the Company, (x) an acquisition by a Person who is on the Effective Date the beneficial owner, directly or indirectly, of 50% or more of the Company Common Stock or the Company Voting Securities, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection
            (iii) below); or

                  (iii) the consummation of a reorganization, merger,
            consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets (a "Sale") or the acquisition of assets or stock of another corporation (an "Acquisition"), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets or stock either directly or through one or more subsidiaries, the "Surviving Corporation") in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 30% or more of the total common stock or 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving


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            Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition
            (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

                  (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

            (k) A Change in Control of a Business Unit shall be determined on the same criteria as applied to a Change in Control of Corporation in
      Section 2.1(j) but with reference to such Business Unit only.

            (l) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and all regulations promulgated thereunder.

            (m) "Committee" means the committee established by the Board as described in Article 3.

            (n) "Corporation" means Assurant, Inc., a Delaware corporation.

            (o) "Disability" shall have the same meaning as it has in the Corporation's Employees Uniform Retirement Plan or any comparable plan that replaces such plan, as such plan may be amended from time to time, provided that, if such plan shall be terminated and not replaced by another comparable plan, then Disability shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation or a Business Unit, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature; and the Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

            (p) "Effective Date" of this amendment and restatement shall mean January 1, 2004. The Plan was initially adopted effective January 1, 1999.

            (q) "Entity Value" shall mean (i) prior to the IPO, with respect to Fortis, Inc. and the Business Units considered together, the aggregate value of such entities as determined by the Committee as of each Valuation Date, and (ii) with respect to each Business Unit both before and after the IPO, the value of such Business Unit as determined by the Committee as of each Valuation Date. The Entity Value of Assurant, Inc. shall be irrelevant following the IPO, because the value of each Assurant, Inc. Appreciation Incentive Right shall be determined with reference to the trading value of Assurant, Inc. common stock. The Committee shall determine the Entity Value of Fortis, Inc. (prior to the IPO) and each Business Unit with finality in its sole and uncontrolled discretion, considering such factors as the Committee deems appropriate from time to time, provided that the Committee shall consider information provided by the Appraiser with respect to the value of Fortis, Inc. and each Business Unit. If a Business Unit is sold, then the Committee in its sole discretion may reduce or otherwise adjust the Entity


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      Value of such Business Unit to take into account reductions in value related to the sale of such Business Unit, including but not limited to taxes, advisor fees, and severance costs.

            (r) "Exchange" means the Nasdaq National Market or any national securities exchange on which the Stock may from time to time be listed or traded.

            (s) "Exercise Period" means, (i) with respect to any Assurant, Inc. Appreciation Incentive Right, each business day for which the Fair Market Value of the Stock is established on an Exchange; and (ii) with respect to any Business Unit Appreciation Incentive Right, the 45-day period following the formal announcement by the Committee of a Business Unit Entity value.

            (t) "Fair Market Value", on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such immediately preceding trading date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

            (u) "Fortis, Inc. Appreciation Incentive Right" shall mean a right granted to a Participant under Section 5.1 prior to the IPO to receive a fraction of the increase in the Entity Value of Fortis, Inc. from the effective date of the Award of such Right to the date of exercise of such Right. All Fortis, Inc. Appreciation Incentive Rights will be cashed out and cancelled prior to the IPO, as described in Section 8.1.

            (v) "IPO" shall mean the initial public offering of Assurant, Inc. Stock.

            (w) "Outstanding Appreciation Incentive Right" shall mean an Appreciation Incentive Right which has been granted but which remains outstanding for any reason.

            (x) "Participant" means a person who, as an employee or officer of the Corporation or a Business Unit, has been designated by the Committee for participation in the Plan and who has been issued one or more Awards under the Plan.

            (y) "Plan" means the Assurant, Inc. Appreciation Incentive Rights Plan, as amended from time to time.

            (z) "Retirement" (i), for officers and employees, shall have the same meaning as it has in the Corporation's Employees Uniform Retirement Plan or any comparable plan that replaces such plan, as such plan may be amended from time to time, provided that, if such plan shall be terminated and not replaced by another comparable plan, then Retirement shall mean a Participant's termination of employment with the Corporation or a Business Unit after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Corporation or a Business Unit, or, in the event of the inapplicability thereof with respect to the individual in question, as determined by the Committee in its reasonable judgment, and (ii), for directors, shall mean any termination of service as a director. A Participant shall not be retired in a circumstance in which a Participant ceases to be an employee but continues as a director of the Corporation, until the Participant retires as a director.


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            (aa) "Shares" means shares of the Corporation's Stock. If there has been an adjustment or substitution pursuant to Section 4.2, the term "Shares" shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to
      Section 4.2.

            (bb) "Stock" means the $0.01 par value common stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 4.

            (cc) "Valuation Date" shall mean (i) with respect to Assurant, Inc. Appreciation Incentive Rights, each business day for which a Fair Market Value of the Stock is established on an Exchange, and (ii) with respect to Business Unit Appreciation Incentive Rights, the last business day of each calendar year or such more frequent date as the Committee may so determine.

                                    ARTICLE 3
                                 ADMINISTRATION

      3.1 COMMITTEE. The Plan shall be administered by a committee (the "Committee") appointed by the Board or, at the discretion of the Board from time to time, the Plan may be administered by the Board. The members of the Committee shall be appointed by and may be changed at any time and from time to time in the discretion of the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 3.1) shall include the Board.

      3.2 ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Business Unit, the Corporation's independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

      3.3 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

            (a) Designate Business Units that shall participate in the Plan;

            (b) Designate Participants, determine the number of Appreciation Incentive Rights for each Participant, including the mix of each Participant's rights among Assurant, Inc. and one or more Business Units;

            (c) Select the Appraiser, determine the Entity Values, and adjust the number of Appreciation Incentive Rights from time to time under
      Article 4;

            (d) Certify and announce the beginning of each 45-day Appreciation Incentive Right Exercise Period under Article 6;

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            (e) Determine whether a Participant is Retired, Disabled, or has otherwise terminated employment;

            (f) Determine whether a Change in Control of the Corporation or a Business Unit has occurred;

            (g) Determine whether to modify the Valuation Date for the exercise of a given Appreciation Incentive Right under Article 6;

            (h) Determine whether the payment for Appreciation Incentive Rights would violate restrictions of lenders under Section 6.7;

            (i) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

            (j) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

            (k) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

            (l) Decide all other matters that must be determined in connection with an Award;

            (m) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

            (n) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

            (o) Amend the Plan or any Award Agreement as provided herein.

      3.4. DECISIONS BINDING. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.


                                    ARTICLE 4
             ADJUSTMENT OF VALUE OF APPRECIATION INCENTIVE RIGHTS

      4.1. ADJUSTMENT OF VALUE OF A BUSINESS UNIT APPRECIATION INCENTIVE RIGHT. The Committee reserves the right as of any Valuation Date, to adjust the fraction value of Business Unit Appreciation Incentive Rights for any Business Unit as the Committee deems appropriate in its sole discretion to reflect contributions to capital to the Business Unit, dividends, extraordinary expenses, and such other financial events as the Committee deems appropriate. If the fraction value of Appreciation Incentive Rights is so adjusted, this shall adjust both Outstanding Appreciation Incentive Rights and future grants of Appreciation Incentive Rights. Furthermore, if the fraction value of Appreciation Incentive Rights is so


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adjusted, this shall be deemed to automatically adjust the corresponding fractions set forth in Sections 2.1(w) and 6.5. For example, if as of a given Valuation Date the Committee decided to adjust the number of Appreciation Incentive Rights of a given Business Unit from one-ten millionth to one-eleven millionth, then each Outstanding Appreciation Incentive Right for such Business Unit would thereafter represent .0000000909 of the Entity Value of Such Business Unit for all purposes under this plan. This paragraph shall also apply to the Fortis, Inc. Appreciation Incentive Rights granted prior to January 1, 2004, until such time as all such Rights are cashed out and cancelled.

      4.2. ADJUSTMENT OF ASSURANT, INC. APPRECIATION INCENTIVE RIGHTS. In the event of a corporate event or transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the measure to be used to determine the amount of the benefit payable on an Award; and (ii) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (ii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, or (iii) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.


                                    ARTICLE 5
                    GRANT OF APPRECIATION INCENTIVE RIGHTS

            5.1. GRANT OF APPRECIATION INCENTIVE RIGHTS. The Committee is authorized to grant Appreciation Incentive Rights from time to time to Participants as determined by the Committee in its sole discretion. All awards of Appreciation Incentive Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, and any other terms and conditions of any Appreciation Incentive Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.


                                    ARTICLE 6
            VESTING AND EXERCISE OF APPRECIATION INCENTIVE RIGHTS

      6.1. VESTING OF APPRECIATION INCENTIVE RIGHTS. Each Award of Appreciation Incentive Rights shall vest as of the third anniversary of the effective date the Award was granted and the Participant must be actively employed by the Company or a Business Unit as of such date for vesting to occur. However, (i) a Participant shall become fully vested in all of his Appreciation Incentive Rights as of the date of an Assurant, Inc. Change in Control, or, in the case of a Business Unit Executive, as of the date of a Business Unit Change in Control;
(ii) if a Business Unit Change in Control occurs, then all Appreciation Incentive Rights issued with respect to such Business Unit shall become fully vested as of the date of such Change in Control; and (iii) if a Participant Retires, becomes Disabled, or dies, then the Participant shall vest in 1/36th


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of each award for each month elapsed from effective date of grant to the date of termination. See special rules in Article 8 regarding vesting of certain replacement appreciation incentive rights.

      6.2 EXERCISE OF APPRECIATION INCENTIVE RIGHTS. Assurant, Inc. Appreciation Incentive Rights which have become vested may be exercised by a Participant only during an Exercise Period. As indicated in Section 2.1(s), the Exercise Period means (i) with respect to any Assurant, Inc. Incentive Appreciation Right, each business day for which a Fair Market Value of the Stock is established on an Exchange; and (ii) with respect to any Business Unit Appreciation Incentive Right, the 45-day period following the formal announcement by the Committee of a Business Unit Entity value. A terminated Participant must exercise all vested Assurant, Inc. Appreciation Incentive Rights and Business Unit Appreciation Incentive Rights no later than the last day of the 45-day Exercise Period for Business Unit Appreciation Incentive Rights that next follows or occurs during his termination of employment from the Corporation and all Business Units. A Participant who dies, becomes Disabled, Retires or terminates employment from the Corporation and all Business Units within 12 months of a Change in Control must exercise all vested Assurant, Inc. Appreciation Incentive Rights and Business Unit Appreciation Incentive Rights no later than the last day of the 45-day Exercise Period for Business Unit Appreciation Incentive Rights that next follows or occurs during the first anniversary of death, Disability, Retirement, or such termination of employment following a Change in Control. Any Appreciation Incentive Rights not exercised as provided in this Section shall be forfeited. See special rules in Article 8 regarding exercise of certain replacement appreciation incentive rights.

      6.3 MANDATORY EXERCISE OF APPRECIATION INCENTIVE RIGHTS. Notwithstanding anything to the contrary in this Plan, all vested Appreciation Incentive Rights granted in an Award shall be automatically exercised on the 10th anniversary of the effective date the Award was granted.

      6.4 DISCRETIONARY EXERCISE OF APPRECIATION INCENTIVE RIGHTS. The Committee may at its discretion force the early exercise of Rights in order to facilitate any reorganization, recapitalization, or other need of the corporation. In requiring such mandatory exercise, the Committee in its discretion shall select in its discretion which Outstanding Appreciation Incentive Rights shall be exercised, without requirement that such exercise affect Participants on an equal or pro rata basis.

      6.5   RIGHT TO PAYMENT.

            (a) Upon the exercise of a Business Unit Appreciation Incentive Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

                  (i) One ten millionth (.0000001) (as adjusted under Section
            4.2) of the Entity Value of the applicable Business Unit as of the Valuation Date immediately preceding the date of exercise, minus

                  (ii) One ten millionth (.0000001) (as adjusted under Section
            4.2) of the Entity Value of the applicable Business Unit as of the Valuation Date immediately preceding the date of grant (as specified in Award Agreement).

      The foregoing shall also apply to the cash-out pursuant to Article 8 of Fortis, Inc. Appreciation Incentive Rights that were granted prior to January 1, 2004.


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            (b) Upon the exercise of an Assurant, Inc. Appreciation Incentive
      Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

                  (i) The Fair Market Value of one (1) Share of Stock of Assurant, Inc. as of the Valuation Date immediately preceding the date of exercise, minus

                  (ii) The Fair Market Value of one (1) Share of Stock of Assurant, Inc. as of the Valuation Date immediately preceding the date of grant.

            (c) Upon exercise, the value of all Appreciation Incentive Rights shall be paid solely in cash in one lump sum, unless payment is deferred by the Participant pursuant to Article 7.

      6.6 BENEFICIARIES. A Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

      6.7 RESTRICTIONS OF LENDERS. The Corporation's obligations under this Plan shall be subject to, and may from time to time be prohibited by, agreements that may be in effect from time to time among or between the Corporation or any of its parents or Business Units and their respective lenders. In the event that the Corporation would not be able to perform any of its agreements or fulfill any of its obligations hereunder without violating such a loan agreement, the Corporation shall be excused from such performance or fulfillment with no liability therefor to the Participant; provided that if and when such performance or fulfillment would no longer be such a violation, the Corporation shall have the obligation to complete such performance or fulfillment at that time.


                                    ARTICLE 7
              DEFERRAL OF PAYMENT FOR APPRECIATION INCENTIVE RIGHTS

      7.1 ELECTION TO DEFER PAYMENT UPON EXERCISE OF APPRECIATION INCENTIVE RIGHTS. A Participant may elect to defer receipt of the cash payment that would otherwise be payable upon exercise of an Appreciation Incentive Right under
Article 6. Such election shall be made in writing and delivered to the Committee not later than the day preceding the vesting date for the Appreciation Incentive Rights with respect to which the Participant wishes to defer payment. As elected by the Participant, such payment may be deferred under the terms of the Assurant, Inc. Investment Plan, and such deferral shall be governed solely by the terms of such Plan.


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
                                    ARTICLE 8
    CASH-OUT AND CANCELLATION OF FORTIS, INC. APPRECIATION INCENTIVE RIGHTS;
                           GRANT OF REPLACEMENT RIGHTS

      8.1 CASH-OUT AND CANCELLATION OF FORTIS, INC. APPRECIATION INCENTIVE RIGHTS. Notwithstanding anything to the contrary in the Plan, the measurement value of each Outstanding Fortis, Inc. Appreciation Incentive Right as of December 31, 2003, shall be determined using a special valuation method, as follows: (i) begin with the measurement value of a Fortis, Inc. Appreciation Incentive Right as of December 31, 2002; (ii) add to that an adjustment for dividends paid, determined consistent with past practice; (iii) determine the arithmetic mean of the changes from January 1, 2003 to December 31, 2003 in the Dow Jones Life Insurance Index, the Dow Jones Property Casualty Insurance Index, and the Dow Jones Healthcare Providers Index; and (iv) multiply the result determined under clause (ii) by the arithmetic mean determined under clause
(iii). The special valuation method described in this Section shall be used to cash out each vested and non-vested Outstanding Fortis, Inc. Appreciation Incentive Right that was granted prior to January 1, 2004. As soon as practicable after the Committee completes the special valuation described in this Section, and prior to the Closing of the IPO, the Corporation will cash out each vested and non-vested Outstanding Fortis, Inc, Appreciation Incentive Right that was granted prior to January 1, 2004. For each such Right, the cash-out amount will be equal to the difference, if any, between the measurement value of each such Right determined under Section 6.5(a)(ii) as of the Valuation Date immediately preceding the date of grant, and the measurement value of each such Right determined under Section 6.5(a)(i) as of December 31, 2003, using the special valuation method described in this Section. Each Outstanding Fortis, Inc. Appreciation Incentive Right, whether or not vested, shall be cancelled effective as of the date the Right is cashed out, as described in this Section
8.1. Any questions about the special valuation method described in this Section shall be resolved by the Committee in its sole discretion.

      8.2 GRANT OF ASSURANT, INC. REPLACEMENT RIGHTS. Immediately following the cash-out and cancellation described in Section 8.1, the Corporation shall grant to each Participant with Rights that were cashed out and cancelled, whether or not vested, a number of Assurant, Inc. Appreciation Incentive Rights (referred to herein as "Replacement Rights"). The number of Replacement Rights to be granted to a Participant shall equal (i) the measurement value of the Participant's cashed-out rights, divided by (ii) the public offering price of one (1) Share of Assurant, Inc. Stock set forth on the cover of the final, effective prospectus for the IPO. Notwithstanding Section 6.1, (i) each Replacement Right that replaces a vested cashed-out Right shall be vested immediately; and (ii) each Replacement Right that replaces a non-vested cashed-out Right shall become vested on the vesting date for the corresponding cashed-out Right. Furthermore, notwithstanding Section 6.2, no Replacement Right may be exercised until the first anniversary of the Closing Date of the IPO, at which time each Replacement Right shall become and shall remain exercisable for the remaining term of the corresponding cancelled right described in Section 8.1.

                                    ARTICLE 9
                     AMENDMENT, MODIFICATION AND TERMINATION

      9.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

      9.2 RIGHTS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Appreciation Incentive Right; provided, however, that such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Appreciation Incentive Right determined as if the Right had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination.
                                   ARTICLE 10
                               GENERAL PROVISIONS

      10.1. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

      10.2. NO RIGHTS TO AWARDS. No Participant or any eligible participant shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or eligible participants uniformly.

      10.3. NO STOCKHOLDER RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Corporation.

      10.4 NO SALE OR ASSIGNMENT OF AWARDS. Appreciation Incentive Rights granted under this Plan may not be sold, assigned, devised, or transferred by a Participant or Beneficiary in any manner whatsoever. Appreciation Incentive Rights granted under this Plan shall not be subject to any lien, directly, by operation of law or otherwise, including but not limited to execution, levy, garnishment, attachment, pledge or bankruptcy.

      10.5 PLAN IS UNFUNDED. This Plan is unfunded, and no assets have been set aside in trust, escrow, or otherwise to pay benefits hereunder. The benefits paid hereunder shall be paid solely from the general assets of the Corporation. No Participant shall have any claim to payment hereunder greater than that of a general, unsecured creditor of the Corporation.

      10.6. WITHHOLDING. The Corporation and each Business Unit shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan.

      10.7. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Business Unit to terminate any Participant's employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee or officer of the Corporation or any Business Unit.

      10.8 TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee in its discretion and in accordance with law, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur when a Participant transfers from the Corporation to one of its subsidiaries or parents, transfers from a subsidiary or parent to the Corporation, transfers from a parent to a parent or transfers from a subsidiary to another subsidiary. A termination of employment shall not occur when a Participant ceases to be an employee but continues as a director of the Corporation.

      10.9. INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee and each other officer or employee of the Corporation who assists in the administration of the Plan shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

      10.10. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Business Unit unless provided otherwise in such other plan.

      10.11. EXPENSES. The expenses of administering the Plan shall be borne by the Corporation and its Business Units.

      10.12. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

      10.13. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of New York.

      10.14 ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

      IN WITNESS WHEREOF, the foregoing is hereby acknowledged as being the Assurant Appreciation Incentive Rights Plan as adopted by the Board of Directors of the Corporation on October 15, 2003.

                                    ASSURANT, INC.

                                    By:  /s/ Robert Haertel
                                         ----------------------

                                    Its:  Senior Vice President


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
                                   APPENDIX A

                 BUSINESS UNITS DESIGNATED UNDER SECTION 2.1(g)

                        Assurant, Inc.

                        Fortis Health Care

                        Fortis Benefits

                        Fortis Family

                        Fortis Financial Group

                        Assurant Group (?)

                        American Securities Group (for 1999 only)

                        Fortis Advisers

                        Fortis Investors

                        ACSIA

                        First Fortis

                        Long Term Care


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